Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period:
(FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL
SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
BNP PARIBAS SECURITIES CORP.                13-3235334      163,949,526
WELLS FARGO BANK                            41-0449260      131,597,909
DEUTSCHE BANK SECURITIES, INC.              13-2730328      117,075,408
TORONTO DOMINION BANK                       13-5640479       70,609,662
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       44,366,525
JPMORGAN CHASE & CO.                        13-3224016       12,913,556
STATE STREET CORP.                          04-1867445        8,889,568
BARCLAYS CAPITAL INC.                       05-0346412        8,094,830
MORGAN STANLEY CO INCORPORATED              13-2665598        7,574,848
CITIGROUP, INC.                             52-1568099        7,526,822


                                                           Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
BNP PARIBAS SECURITIES CORP.                13-3235334          756,182
WELLS FARGO BANK                            41-0449260                0
DEUTSCHE BANK SECURITIES, INC.              13-2730328        7,504,603
TORONTO DOMINION BANK                       13-5640479                0
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       16,330,652
JPMORGAN CHASE & CO.                        13-3224016       10,374,440
STATE STREET CORP.                          04-1867445        7,026,742
BARCLAYS CAPITAL INC.                       05-0346412        7,282,477
MORGAN STANLEY CO INCORPORATED              13-2665598        4,597,813
CITIGROUP, INC.                             52-1568099        4,593,232



23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    604,645,140 D. Total Sales: 77,397,700

                               SCREEN NUMBER : 12